Exhibit 4.6

                              CERTIFICATE OF TRUST

     The undersigned, the trustees of International Paper Capital Trust VI desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. ss. 3801 hereby certify as follows:

      (i) The name of the statutory trust being formed hereby (the "Trust") is International Paper Capital Trust VI.

      (ii) The name and statutory address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.


                           [Signature page follows]

Dated: March 11, 2003

                                    Tobin J. Treichel
                                    as Trustee

                                    /s/  Tobin J. Treichel
                                    ------------------------------



                                    Rosemarie A. Loffredo
                                    as Trustee

                                    /s/ Rosemarie A. Loffredo
                                    ------------------------------



                                    David R. Whitehouse
                                    as Trustee

                                    /s/ David R. Whitehouse
                                    ------------------------------



                                    The Bank of New York (Delaware),
                                    as Delaware Trustee

                                    /s/ Patrick Burns
                                    ------------------------------
                                    Name: Patrick Burns, SVP
                                    Title: Authorized Signatory